UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey		07932
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On January 12, 2024, Celularity Inc., or Celularity, entered into a securities purchase agreement with an existing investor, Dragasac Limited, providing for the private placement of (i) 21,410,983 shares of its Class A common stock, par value $0.0001 per share, or the Class A common stock, and (ii) accompanying warrants to purchase up to 5,352,746 shares of Class A common stock, or the PIPE Warrants, for $0.24898 per share and $0.125 per accompanying PIPE Warrant, for an aggregate purchase price of approximately $6.00 million. The closing of the private placement occurred on January 16, 2024.

Each PIPE Warrant has an exercise price of $0.24898 per share, is immediately exercisable, will expire on January 16, 2029 (five years from the date of issuance), and is subject to customary adjustments for certain transactions affecting Celularity’s capitalization. Pursuant to the terms of the securities purchase agreement, Celularity is required to apply the net proceeds to the payment due to YA II PN, Ltd, or Yorkville, pursuant to that certain pre-paid advance agreement between Celularity and Yorkville dated September 15, 2022, or the PPA.

Celularity also agreed in the securities purchase agreement to take steps, within 30 days of the agreement, to equitize 15% of wages or salaries of all members of the executive leadership team. Dr. Hariri has agreed to accept 85% of his compensation in equity, not to increase his compensation for the year ended December 31, 2024, and not to take any deferred compensation due to him in cash unless Celularity raises additional cash through offerings of equity securities with aggregate net proceeds equal or greater to $21.0 million at a valuation at least equal to the valuation, cost per security or exercise/conversion price, as applicable, of the Class A common stock and PIPE Warrant purchased by Dragasac Limited.

The securities were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Act, and Regulation D promulgated thereunder. Celularity relied on this exemption from registration based in part on representations made by the purchasers.

The offer and sale of the shares and PIPE Warrants (including the shares underlying the PIPE Warrants) has not been registered under the Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this current report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

In connection with the execution of the purchase agreement, Celularity and Dragasac Limited also entered into an investor rights agreement dated as of January 12, 2024. The investor rights agreement provides Dragasac certain information and audit rights, as well as registration rights with respect to the shares (and shares underlying the PIPE Warrants), including both the undertaking to file a registration statement within 45 days of filing of its Annual Report on Form 10-K, “piggyback” registration rights, as well as the right to request up to three demand rights for underwritten offerings per year; in each case subject to customary “underwriter cutback” language as well as any objections raised by the Securities and Exchange Commission to inclusion of securities.

As a condition to closing, Celularity entered into an amendment to an amended and restated distribution and manufacturing agreement with an affiliate of Dragasac, to add cell therapy products in clinical development, investigational stage and/or in near-term commercial use to the list of products under the scope of the exclusive distribution and manufacturing licenses (including unmodified natural killer cells (such as CYNK-001) for aging and other non-oncology indications, PSC-100, PDA-001, PDA-002, pEXO and APPL-001 for regenerative indications).

The foregoing descriptions of the securities purchase agreement, the PIPE Warrants and the Dragasc investor rights agreement are not complete and are qualified in their entirety by references to the full text of such agreements, which are filed as exhibits 10.1, 10.2, and 10.3, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Warrant Repricing

As previously disclosed, on July 16, 2021 as a result of closing of the business combination pursuant to that certain Agreement and Plan of Merger and Reorganization dated January 8, 2021, or the Merger Agreement, by and among Celularity, its wholly-owned merger subs and Celularity LLC (formerly known as Celularity Inc.), Celularity assumed certain warrants held by Dragasac that, after application of the exchange ratio provided in the Merger Agreement, became exercisable for an aggregate 6,529,818 shares of the Celularity’s Class A common stock at an adjusted exercise price of $6.77 per share. In connection with the private placement described above in this Item 1.01, Celularity and Dragasac agreed to amend and restate such warrants, or the A&R Warrants to, among other things, reduce the exercise price per share to $0.24898 per share, subject to further adjustment as set forth in the A&R Warrants. The A&R Warrants were issued on January 16, 2024.

The foregoing description of the A&R Warrant does not purport to be complete and is qualified, in its entirety, by to the terms and conditions of the Form of A&R Warrant, attached hereto as exhibit 10.4 and incorporated herein by reference.

Senior Secured Bridge Loan

On January 12, 2024, Celularity and Celularity LLC, a wholly owned subsidiary of Celularity, entered into a second amended and restated senior secured loan agreement, or the Second Amended Loan, with Resorts World Inc Pte Ltd, or RWI, to amend and restate the previously announced senior secured loan agreement with RWI dated as of May 16, 2023, as amended on June 20, 2023, in its entirety. The Second Amended Loan provides for an additional loan in the aggregate principal amount of $15.0 million net of an original issue discount of $3,750,000, which bears interest at a rate of 12.5% per year, with the first year of interest being paid in kind on the last day of each month, and matures July 16, 2025. In addition, the Second Amended Loan provides for the issuance of a 5-year immediately exercisable warrant to acquire up to 16,500,000 shares of Class A common stock, or the Tranche 1 Warrant, and a warrant to acquire up to 13,500,000 shares of Class A common stock, which will only be exercisable upon the later of (x) stockholder approval for Nasdaq purposes of its exercise price, (y) CFIUS clearance and (z) six months from issuance date, or the Tranche 2 Warrant, and will expire 5 years after it becomes exercisable. The Tranche 1 Warrant and Tranche 2 Warrant were each issued on January 16, 2024, and the Tranche 1 Warrant has an exercise price of $0.24898 per share, and the Tranche 2 Warrant will have an exercise price equal to “Minimum Price” (as determined pursuant to Nasdaq 5635(d)) on the date it becomes exercisable. Celularity closed the Second Amended Loan and the sale and purchase of the Tranche 1 Warrant and Tranche 2 Warrant on January 16, 2024.

Pursuant to the terms of the Second Amended Loan, Celularity is required to apply the proceeds of the additional loan (i) to the payment in full of all outstanding amounts owed to Yorkville under the PPA, (ii) to the payment of invoices of certain critical vendors, (iii) to the first settlement payment owed to Palantir Technologies, Inc., and (iv) for working capital and other purposes pre-approved by RWI. Any other use of proceeds requires prior written approval by RWI.

Pursuant to the terms of the Second Amended Loan, Celularity agreed to customary negative covenants restricting its ability to pay dividends to stockholders, repay or incur other indebtedness other than as permitted, or grant or suffer to exist a security interest in any of the Celularity’s assets, other than as permitted. In addition, Celularity agreed to apply net revenues received through the sale of Celularity products/provision of services in connection with or related to its distribution and manufacturing agreement with Genting Innovation Pte Ltd as a prepayment towards the loan. The Second Amended Loan includes customary events of default.

Pursuant to the Second Amended Loan, Celularity agreed to file a proxy statement to seek any necessary stockholder approvals that may be required in connection with the securities issued to RWI, as well as any proposals necessary to maintain its Nasdaq listing. In light of this agreement, Celularity, RWI and directors Dr. Hariri, Dr. Diamandis and Mr. Kehler entered into a support agreement whereby each agreed not to transfer his shares of Class A common stock until such approval (or July 12, 2024 in the case of Dr. Diamandis and Mr. Kehler), and to vote his shares in favor of any proposals necessary to permit exercise of the Tranche 2 Warrants under applicable Nasdaq rules, as well as any reverse stock split that may be necessary to regain compliance with Nasdaq’s listing rules.

In connection with the entry into the Second Amended Loan, Celularity and RWI also entered into an investor rights agreement dated as of January 12, 2024. The investor rights agreement provides RWI certain information and audit rights, as well as registration rights with respect to the shares underlying the Tranche 1 Warrants and Tranche 2 Warrants), including both the undertaking to file a registration statement within 45 days of filing of its Annual Report on Form 10-K, “piggyback” registration rights, as well as the right to request up to three demand rights for underwritten offerings per year; in each case subject to customary “underwriter cutback” language as well as any objections raised by the Securities and Exchange Commission to inclusion of securities.

The foregoing descriptions of the Second Amended Loan, the Tranche 1 Warrant, the Tranche 2 Warrant and the RWI investor rights agreement and the support agreement, are not complete and are qualified in their entirety by references to the full text of such agreements, which are filed as exhibits 10.5, 10.6, 10.7, 10.8, and 10.9 respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Securities Purchase Agreement, between Celularity Inc. and Dragasac Limited, dated as of January 12, 2024
10.2	PIPE Warrant issued to Dragasac Limited, dated as of January 16, 2024
10.3	Investor Rights Agreement, between Celularity Inc. and Dragasac Limited, dated as of January 12, 2024
10.4	Amended and Restated Warrant,between Celularity Inc. and Dragasac Limited, dated as of January 16, 2024
10.5	Second Amended and Restated Loan Agreement, among Celularity Inc., Celularity LLC and Resorts World Inc Pte Ltd dated as of January 12, 2024
10.6	Tranche 1 Warrant issued to RWI, dated as of January 16, 2024
10.7	Tranche 2 Warrant issued to RWI, dated as of January 16, 2024
10.8	Investor Rights Agreement dated as of January 12, 2024, between Celularity Inc. and Resorts World Inc Pte Ltd
10.9	Support Agreement, dated as of January 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Celularity Inc. has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	January 17, 2024	By:	/s/ Robert Hariri
Robert J. Hariri, MD, PhD Chairman & CEO